EXHIBIT 99.1

CHC Group Announces $100 Million Convertible Preferred-Shares Rights Offering

Nov. 5, 2014 – New York – CHC Group Ltd. (NYSE: HELI), the parent company of CHC Helicopter, today announced that it has commenced a rights offering for up to $100 million of convertible preferred shares.

For each ordinary share of the company owned on the record date of Nov. 3, 2014, shareholders will receive at no charge a nontransferable right to purchase newly issued preferred shares through the rights offering.

CHC will issue up to 100,000 preferred shares in the rights offering at a price of $1,000 per share. That is the same price to be paid by affiliates of Clayton, Dubilier & Rice (CD&R) through a private-placement investment agreement entered into by CHC and CD&R on Aug. 21.

Each right will entitle existing shareholders to purchase 0.001229 preferred shares, and up to an additional 0.0016422 preferred shares if the shareholder exercises its basic subscription rights in full. The additional amount corresponds to the pro rata share of 6922767 Holding (Cayman) Inc., an entity controlled by affiliates of First Reserve Management L.P., which has indicated that it will not participate in the rights offering.

For the rights offering to existing shareholders to be completed, existing shareholders must purchase a minimum aggregate amount of $50 million of preferred shares. CD&R has agreed to purchase the balance of preferred shares if existing shareholders do not elect to purchase in full the $100 million of preferred shares offered. As a result, CD&R’s total investment in CHC could increase to up to $600 million.

The rights offering begins on Nov. 7 and will expire at 5 p.m. EST on Nov. 24, unless extended by the company.

The rights offering will be made only by means of the related final prospectus, which will be filed with the U.S. Securities and Exchange Commission (SEC). The registration statement relating to the rights offering was declared effective by the SEC on Nov. 4.

About CHC Group Ltd.
CHC Group Ltd. is a commercial operator of helicopters focused on enabling customers to go further, do more and come home safely. CHC provides helicopter flight services to oil and gas companies and government search-and-rescue agencies, and helicopter maintenance, repair and overhaul services to organizations through the Heli-One segment. The company operates 233 aircraft in about 30 countries around the world.

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Additional Information
The preferred shares offered to the purchaser in the private placement will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities in the rights offering. If you are a shareholder as of the record date for the rights offering, you will receive a prospectus relating to the rights offering and related offering materials. Those materials will describe in detail the procedures for participation in the rights offering.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release are “forward-looking statements.” While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: our ability to obtain the approval of the transaction by our shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the remaining transactions do not close when expected or at all, or that the Company may be required to modify aspects of the transactions to achieve regulatory approval; as well as competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, exchange rate fluctuations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.
Contact Information
INVESTORS
Lynn Antipas Tyson
Vice President, Investor Relations
+1.914.485.1150
lynn.tyson@chc.ca
MEDIA
T.R. Reid
Vice President, Global Communications
+1.512.869.9094
t.r.reid@chc.ca